Exhibit 99.1

Sana Biotechnology Reports Fourth Quarter and 2020 Financial Results and Business Updates

Expects to present data at multiple scientific conferences in 2021

2020 year-end cash position of $412 million

Further strengthened cash position with $627 million in net IPO proceeds

SEATTLE — March 24, 2021 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on creating and delivering engineered cells as medicines, today reported financial results and business highlights for the fourth quarter and year ended December 31, 2020.

“Engineering cells, whether done in vivo or ex vivo, has the potential to transform outcomes for patients across many diseases. We are excited about our significant progress in 2020 in turning this vision into a reality – continuing to build our scientific team, expanding our technology with key acquisitions and licenses, and generating important data across multiple platforms and programs,” said Steve Harr, Sana’s President and Chief Executive Officer. “With the completion of our initial public offering in February, we have additional capital to execute our long-term vision of engineering cells to treat serious diseases such as cancer, various genetic disorders, type 1 diabetes, heart disease, and central nervous system diseases. We look forward to providing updates at multiple scientific conferences throughout the year and driving our multiple programs toward the clinic.”

Recent Corporate Highlights

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Hired key talent to our senior leadership team, including Ed Rebar, Ph.D., Chief Technology Officer, Terry Fry, M.D., Head of T Cell Therapeutics, and Ke Liu, M.D., Ph.D., Head of Regulatory Affairs & Strategy.

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Entered into an exclusive license agreement with Washington University for certain intellectual property rights related to methods of generating, compositions of, and use of cells of endodermal lineage and beta cells.

•	Acquired Oscine Corp., a privately-held early stage biotechnology company developing glial progenitor cells focused on brain disorders to complement our broader ex vivo cell engineering platform.

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Expanded our Board of Directors with the addition of Joshua Bilenker, M.D., former CEO of Loxo Oncology, Alise Reicin, M.D., CEO of Tectonic Therapeutic, and Michelle Seitz, CFA, Chairman and CEO of Russell Investments.

•	Entered into a non-exclusive license and development agreement with FUJIFILM Cellular Dynamics, Inc. (FCDI) for access to FCDI induced pluripotent stem cells (iPSCs).

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Further strengthened our balance sheet with net proceeds of $626.6 million from the sale of 27 million shares of common stock in our initial public offering, bringing pro forma cash to over $1 billion as of February 28, 2021.

Fourth Quarter and 2020 Financial Results

GAAP Results

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Cash Position: Cash, cash equivalents, and marketable securities as of December 31, 2020 were $412.0 million compared to $139.0 million as of December 31, 2019, an increase of $273.0 million. During the year ended December 31, 2020, Sana sold 27.2 million shares of its Series B convertible preferred stock at $16.00 per share for gross proceeds of $435.5 million.

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Research and Development Expenses: Research and development expenses for the quarter and year ended December 31, 2020, inclusive of non-cash expenses, were $104.1 million and $257.9 million, respectively, compared to $39.3 million and $119.4 million for the same periods in 2019. The increases of $64.8 million and $138.5 million were primarily due to personnel-related expenses related to increased headcount to expand Sana’s research and development capabilities, costs for laboratory supplies and preclinical studies, and facility costs. The increase was also due to non-cash expenses for the increase in the estimated fair value of the success payment liabilities of $31.0 million and $70.2 million for the quarter and year ended December 31, 2020, respectively, and the increase in the estimated fair value of the contingent consideration of $33.8 million and $34.9 million for the quarter and year ended December 31, 2020, respectively. The increases in 2020 were offset by higher costs incurred in 2019 for the acquisition of technology. Research and development expense included stock-based compensation of $2.3 million and $4.9 million for the quarter and year ended December 31, 2020, respectively, and $0.4 million and $1.2 million for the same periods in 2019.

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General and Administrative Expenses: General and administrative expenses for the quarter and year ended December 31, 2020, inclusive of non-cash expenses, were $9.2 million and $28.3 million, respectively, compared with $5.8 million and $21.8 million for the same periods in 2019. The increases of $3.4 million and $6.5 million for the quarter and year ended December 31, 2020, respectively, were primarily due to increased personnel-related expenses attributable to an increase in headcount to build our infrastructure, facility costs, and consulting fees.

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Net Loss: Net loss for the quarter and year ended December 31, 2020 was $113.2 million, or $7.40 per share, and $285.3 million, or $21.92 per share, respectively. This compares to $43.0 million, or $4.94 per share, and $130.8 million, or $26.68 per share for the same periods in 2019.

Non-GAAP Measures

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Non-GAAP Operating Cash Burn: Non-GAAP operating cash burn for the quarter and year ended December 31, 2020 was $37.8 million and $125.0 million, respectively, compared to $27.9 million and $76.2 million for the same periods in 2019. Non-GAAP operating cash burn is the decrease in cash, cash equivalents, and marketable securities excluding cash inflows from financing activities, cash outflows from business development activities, and the purchase of property and equipment.

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Non-GAAP Research and Development Expenses: Non-GAAP research and development expenses for the quarter and year ended December 31, 2020 were $36.5 million and $123.0 million, respectively, and $28.3 million and $72.1 million for the same periods in 2019. Non-GAAP research and development expense excludes one-time costs to acquire technology and non-cash expenses related to the change in the estimated fair value of its contingent consideration and success payments.

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Non-GAAP Net Loss: Non-GAAP net loss for the quarter and year ended December 31, 2020 was $45.5 million, or $2.98 per share, and $150.4 million, or $11.56 per share, respectively. This compares to $32.1 million, or $3.68 per share, and $83.5 million, or $17.04 per share, respectively, for the same periods in 2019. Non-GAAP net loss excludes one-time costs to acquire technology and non-cash expenses related to the change in the estimated fair value of its contingent consideration and success payments.

A discussion of non-GAAP measures, including a reconciliation of GAAP and non-GAAP measures, is presented below under “Non-GAAP Financial Measures.”

About Sana

Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are more than 250 people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, Cambridge, and South San Francisco.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s vision, progress, and business plans; expectations for its development programs, product candidates and technology platforms, including its pre-clinical and clinical and regulatory development plans and timing expectations; updates at scientific conferences; and the potential use of intellectual property and technology licensed or acquired from Washington University, Oscine Corp., and FCDI. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, cash runway and future financial condition, future operations, and prospects, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others, the risks inherent in drug development such as those associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development programs, preclinical and clinical trials, as well as the economic, market and social disruptions due to the ongoing COVID-19 public health crisis. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its prospectus dated February 3, 2021. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

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Investor Relations:

Nicole Keith

investor.relations@sana.com

Media:

Morgan Warners, Finsbury Glover Hering

media@sana.com

Sana Biotechnology, Inc.

Unaudited Selected Consolidated Balance Sheet Data

	December 31,
	2020	2019
	(in thousands)
Cash, cash equivalents, and marketable securities	$411,995	$138,982
Total assets	730,296	415,192
Contingent consideration	121,901	69,108
Success payment liabilities	76,494	4,352
Total liabilities	298,583	140,375
Convertible preferred stock	852,897	417,359
Total stockholders’ deficit	(421,184)	(142,542)

Sana Biotechnology, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(in thousands, except per share data)
Operating expenses:
Research and development	$104,117	$39,274	$257,879	$119,375
General and administrative	9,207	5,818	28,270	21,777

Total operating expenses	113,324	45,092	286,149	141,152

Loss from operations	(113,324)	(45,092)	(286,149)	(141,152)
Interest income, net	125	681	747	2,856
Other income (expense), net	29	23	97	(29)

Loss before income taxes	(113,170)	(44,388)	(285,305)	(138,325)
Benefit from income taxes	-	1,343	-	7,547

Net loss	$(113,170)	$(43,045)	$(285,305)	$(130,778)

Net loss per share, basic and diluted	$(7.40)	$(4.94)	$(21.92)	$(26.68)

Weighted-average shares outstanding, basic and diluted	15,293	8,709	13,014	4,903

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), Sana uses certain non-GAAP financial measures to evaluate its business. Sana’s management believes that these non-GAAP financial measures are helpful in understanding Sana’s financial performance and potential future results, as well as providing comparability period over period and in regards to peer companies. In particular, Sana’s management utilizes non-GAAP operating cash burn, non-GAAP research and development expense and non-GAAP net loss and net loss per share. Sana believes the presentation of these non-GAAP measures provides management and investors greater visibility into the Company’s ongoing actual costs to operate its business, including actual research and development costs unaffected by non-cash valuation changes and one-time expenses for acquiring technology, as well as facilitating a more meaningful comparison of period to period activity. Sana excludes these items because they are highly variable from period to period and, in respect of the non-cash expenses, provides investors with insight into the actual cash investment in the development of its therapeutic programs and platform technologies.

These are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Sana’s financial statements prepared in accordance with GAAP. These non-GAAP measures differ from GAAP measures with the same captions, may be different from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting. Sana’s management uses these supplemental non-GAAP financial measures internally to understand, manage, and evaluate Sana’s business and make operating decisions. In addition, Sana’s management believes that the presentation of these non-GAAP financial measures is useful to investors because they enhance the ability of investors to compare Sana’s results from period to period and allows for greater transparency with respect to key financial metrics Sana uses in making operating decisions. The following are reconciliations of GAAP to non-GAAP financial measures:

Sana Biotechnology, Inc.

Unaudited Reconciliation of Change in Cash, Cash Equivalents, and Marketable Securities to

Non-GAAP Operating Cash Burn

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Beginning cash, cash equivalents, and marketable securities	$459,070	$171,560	$138,982	$30,630
Ending cash, cash equivalents, and marketable securities	411,995	138,982	411,995	138,982

Change in cash, cash equivalents, and marketable securities	(47,075)	(32,578)	273,013	108,352
Cash paid to purchase property and equipment	9,266	5,730	23,872	26,183

Change in cash, cash equivalents, and marketable securities, excluding capital expenditures	(37,809)	(26,848)	296,885	134,535
Adjustments:
Cash paid to acquire technology(1)	-	6,800	7,650	12,995
Cash paid to satisfy contingent liability(2)	-	-	6,000	-
Net cash received from the sale of convertible preferred stock	-	(7,815)	(435,538)	(223,739)

Operating cash burn - Non-GAAP	$(37,809)	$(27,863)	$(125,003)	$(76,209)

(1)

The non-GAAP adjustment of $6.8 million for the three months ended December 31, 2019 is the upfront payment in connection with the acquisition of Cytocardia. The non-GAAP adjustment of $7.7 million for the twelve months ended December 31, 2020 is the upfront cash payment in connection with the acquisition of Oscine Corp. The non-GAAP adjustment of $13.0 million for the twelve months ended December 31, 2019 includes (i) the upfront payment of $6.8 million in connection with the acquisition of Cytocardia, (ii) net cash paid of $3.2 million in connection with the acquisition of Cobalt, and (iii) the upfront payment of $3.0 million in connection with the Harvard license agreement.

(2)

For the twelve months ended December 31, 2020, the non-GAAP adjustment of $6.0 million was for the payment of a contingent liability due to Harvard in connection with the closing of the Series B convertible preferred stock financing.

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Research and Development Expense

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Research and development expense - GAAP	$104,117	$39,274	$257,879	$119,375
Adjustments:
Costs to acquire technology(1)	-	(8,000)	(8,500)	(22,928)
Change in the fair value of the success payment liabilities (2)	(31,505)	(497)	(72,142)	(1,924)
Change in the fair value of contingent consideration (3)	(36,121)	(2,296)	(52,793)	(17,860)
Change in the estimated fair value of contingent liability (4)	-	(193)	(1,443)	(4,557)

Research and development expense - Non-GAAP	$36,491	$28,288	$123,001	$72,106

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
		(in thousands, except per share data)
Net loss - GAAP	$(113,170)	$(43,045)	$(285,305)	$(130,778)
Adjustments:
Costs to acquire technology(1)	-	8,000	8,500	22,928
Change in the estimated fair value of the success payment liabilities (2)	31,505	497	72,142	1,924
Change in the estimated fair value of contingent consideration (3)	36,121	2,296	52,793	17,860
Change in the estimated fair value of contingent liability (4)	-	193	1,443	4,557

Net loss - Non-GAAP	$(45,544)	$(32,059)	$(150,427)	$(83,509)

Net loss per share - GAAP	$(7.40)	$(4.94)	$(21.92)	$(26.68)
Adjustments:
Costs to acquire technology(1)	-	0.92	0.65	4.68
Change in the estimated fair value of the success payment liabilities (2)	2.06	0.06	5.54	0.39
Change in the estimated fair value of contingent consideration (3)	2.36	0.26	4.06	3.64
Change in the estimated fair value of contingent liability (4)	-	0.02	0.11	0.93

Net loss per share - Non-GAAP	$(2.98)	$(3.68)	$(11.56)	$(17.04)

Weighted-average shares outstanding, basic and diluted	15,293	8,709	13,014	4,903

(1)

The non-GAAP adjustment of $8.0 million for the three months ended December 31, 2019 is the upfront expense recorded in connection with the acquisition of Cytocardia. The non-GAAP adjustment of $8.5 million for the twelve months ended December 31, 2020 is the upfront expense recorded in connection with the acquisition of Oscine Corp. The non-GAAP adjustment of $22.9 million for the twelve months ended December 31, 2019 includes (i) the upfront expense of $12.0 million recorded in connection with the Harvard license agreement, $9.0 million of which was non-cash, (ii) the upfront expense of $8.0 million recorded in connection with the acquisition of Cytocardia, and (iii) a non-cash upfront expense of $3.0 million recorded in connection with license agreement with The Regents of the University of California.

(2)

For the three months ended December 31, 2020 and 2019, the expense related to the Cobalt success payment liability was $27.1 million and $0.3 million, respectively, and $62.3 million for the twelve months ended December 31, 2020. The expense for the Cobalt success payment liability was immaterial for the twelve months ended December 31, 2019. For the three months ended December 31, 2020 and 2019, the expense related to the Harvard success payment liability was $4.4 million and $0.2 million, respectively, and $9.9 million and $1.9 million for the twelve months ended December 31, 2020 and 2019, respectively.

(3)	The contingent consideration was recorded in connection with the acquisition of Cobalt.
(4)	The contingent liability was recorded in connection with the Harvard license agreement and paid in June 2020.